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Exhibit 3.2


                                     BY-LAWS
                                       OF
                              INTERMET CORPORATION

                      (As Amended through January 28, 1999)


                                    ARTICLE I

                                     OFFICES

     Section 1. Registered Office. The registered office shall be in the State of Georgia, County of Cobb.

     Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Georgia as the board of directors may from time to time determine and the business of the corporation may require or make desirable.

                                   ARTICLE II

                              SHAREHOLDERS MEETINGS

     Section 1. Annual Meetings. The annual meeting of the shareholders of the corporation shall be held at the principal office of the corporation or at such other place within or without the United States as may be determined by the board of directors, at 10:00 a.m. on the last business day of the fifth month following the close of each fiscal year or at such other time and date prior thereto and following the close of the fiscal year as such is determined by the board of directors, for the purpose of electing directors and transacting such other business as may be properly brought before the meeting.

     Section 2. Special Meetings. Special meetings of the shareholders shall be held at the principal office of the corporation or at such other place within or without the United States as may be designated in the notice of said meetings, upon call of the chairman of the board of directors or the president and shall be called by the president or the secretary when so directed by the board of directors or at the request in writing of shareholders owning at least 50% of the issued and outstanding capital stock of the corporation entitled to vote thereat. Any such request shall state the purposes for which the meeting is to be called.

     Section 3. Notice of Meetings. Written notice of every meeting of shareholders, stating the place, date and hour of the meetings, shall be given personally or by mail to each shareholder of record entitled to vote at such meeting not less than 10 nor more than 50 days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first class postage (air mail postage if the address is outside of the United States) thereon prepaid addressed to the shareholder at his address as it appears on the corporation's record of shareholders. Attendance of a shareholder at a meeting of shareholders shall constitute a waiver of notice of such meeting and of all objections to the place or time of meeting, or the manner in which it has been called or convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting,



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any such objection to the transaction of any business. Notice need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting.

     Section 4. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders except as otherwise provided by statute, by the articles of incorporation, or by these by-laws. If a quorum is not present or represented at any meeting of the shareholders, a majority of the shareholders entitled to vote thereat, present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or it after the adjournment a new record is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     Section 5. Order of Business. At the annual meeting of shareholders the order of business shall be as follows:

     1. Calling meeting to order.
     2. Proof of notice of meeting.
     3. Reading of minutes of last previous annual meeting.
     4. Reports of officers.
     5. Reports of committees.
     6. Election of directors.
     7. Miscellaneous business.

     Section 6. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is open upon which by express provision of law or of the articles of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of the question. Each shareholder shall at every meeting of the shareholders be entitled to one vote, in person or by proxy, for each share of the capital stock having voting power registered in his name on the books of the corporation, but no proxy shall be voted or acted upon after 11 months from its date, unless otherwise provided in the proxy.

     Section 7. Consent of Shareholders. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all of the shareholders consent thereto in writing, setting forth the action so taken. Such consent shall have the same force and effect as a unanimous vote of shareholders.

     Section 8. List of Shareholders. The corporation shall keep at its registered office or principal-place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving their names and addresses and tat number, class and series, if any, of the shares held by each. The officer who has charge of the stock transfer books of the corporation shall prepare and make, before every meeting of shareholders or any adjournment thereof, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number and class and series, if any, of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of



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the meeting for the purposes thereof. The said list may be the corporation's regular record of shareholders if it is arranged in alphabetical order or contains an alphabetical index.

     Section 9. Advance Notice of Shareholder Proposals. At any annual or special meeting of shareholders, proposals by shareholders and persons nominated for election as directors by shareholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the articles of incorporation and by-laws of the corporation. Notice of any proposal to be presented by any shareholder or of the name of any person to be nominated by any shareholder for election as a director of the corporation at any meeting of shareholders shall be delivered to the secretary of the corporation at its principal executive office not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice shall be given not more than ten days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than 70 days in advance of the annual meeting if the corporation shall have previously disclosed, in these by-laws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board determines to hold the meeting on a different date. Any shareholder who gives notice of any such proposal shall deliver herewith the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth such shareholder's name and address, the number and class of all shares of each class of stock of the corporation beneficially owned by such shareholder and any material interest of such shareholder in the proposal (other than as a shareholder). Any shareholder desiring to nominate any person for election as a director of the corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the corporation beneficially owned by such person, the information regarding such person required by paragraphs
(a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the corporation), such person's signed consent to serve as a director of the corporation if elected, such shareholder's name and address and the number and class of all shares of each class of stock of the corporation beneficially owned by such shareholder. As used herein, shares "beneficially owned" shall mean all shares as to which such person, together with such person's affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person's affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.

                                   ARTICLE III

                                    DIRECTORS

     Section 1. Powers. Except as otherwise provided by any legal agreement among shareholders, the property, affairs and business of the corporation shall be managed and directed by its board of directors, which may exercise all powers of the corporation and do all lawful acts and things which are not by law,

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by any legal agreement among shareholders, by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

     Section 2. Number, Election and Term. The number of directors which shall constitute the whole board shall be nine (9) directors. Provided, however, the number of directors may be increased or decreased from time to time by the board of directors by amendment of this by-law, but no decrease shall have the effect of shortening the term of an incumbent director. Except as hereinafter provided, the directors shall be elected by plurality vote at the annual meeting of shareholders, and each director elected shall hold office until his successor is elected and qualified or until his earlier resignation, removal from office or death. Directors shall be natural persons who have attained the age of 18 years, but need not be residents of the State of Georgia or shareholders of the corporation.

     Section 3. Vacancies. Vacancies, including vacancies resulting from any increase in the number of directors, but not including vacancies resulting from removal from office by the shareholders, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual election and until his successor is duly elected and qualified unless sooner displaced. If there are no directors in office, then vacancies shall be filled through election by the shareholders.

     Section 4. Meetings and Notice. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Georgia. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by resolution of the board. Special meetings of the board may be called by the chairman of the board or president or by any two directors on one day's oral, telegraphic or written notice duly given or served on each director personally, or three days' notice deposited, first class postage (air mail postage if the address is outside of the United States) prepaid, in the United States mail. Such notice shall state a reasonable time, date and place of meeting, but the purpose need not be stated therein. Notice need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of all objections to the place and time of the meeting, or the manner in which it has been called or convened except when the director states, at the beginning of the meeting, any such objection or objections to the transaction of business.

     Section 5. Quorum. At all meetings of the board a majority of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board, except as may be otherwise specifically provided by law, by the articles of incorporation, or by these by-laws. If a quorum shall not be present at any meeting of the board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 6. Conference Telephone Meeting. Unless the articles of incorporation or these by-laws otherwise provide, members of the board of directors, or any committee designated by the board, may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in the meeting shall constitute presence in person.

     Section 7. Consent of Directors. Unless otherwise restricted by the articles of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any


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committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, setting forth the action so taken, and the writing or writings are filed with the minutes of the proceedings of the board or committee. Such consent shall have the same force and effect as a unanimous vote of the board.

     Section 8. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate from among its members one or more committees, each committee to consist of two or more directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of such committee. Any such committee, to the extent provided in the resolution, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation except that it shall have no authority with respect to (1) amending the articles of incorporation or these by-laws; (2) adopting a plan of merger or consolidation; (3) the sale, lease, or exchange or other disposition of all or substantially all of the property and assets of the corporation; and (4) a voluntary dissolution of the corporation or a revocation thereof. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. A majority of each committee may determine its action and may fix the time and places of its meetings, unless otherwise provided by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

     Section 9. Removal of Directors. At any shareholders' meeting with respect to which notice of such purpose has been given, any director may be removed from office, with or without cause, by the vote of shareholders representing a majority of the issued and outstanding capital stock entitled to vote for the election of directors, and his successor may be elected at the same or any subsequent meeting of shareholders; provided that to the extent any vacancy created by such removal is not filled by such an election within 60 days after such removal, the remaining directors shall, by majority vote, fill any such vacancy.

     Section 10. Compensation of Directors. Directors shall be entitled to such reasonable compensation for their services as directors or members of any committee of the board as shall be fixed from time to time by resolution adopted by the board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending any meeting of the board or any such committee.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Number. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, a president, a secretary and a treasurer. The board of directors may also choose one or more vice-presidents, assistant secretaries and assistant treasurers. Any number of offices, except the offices of president and secretary may be held by the same person. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 2. Compensation. The salaries of all officers and agents of the corporation shall be fixed by the board of directors or a committee or officer appointed by the board.

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     Section 3. Term of Office. Unless otherwise provided by resolution of the board of directors, the principal officers shall be chosen annually by the board at the first meeting of the board following the annual meeting of shareholders of the corporation, or as soon thereafter as is conveniently possible. Subordinate officers may be elected from time to time. Each officer shall serve until his successor shall have been chosen and qualified, or until his death, resignation or removal.

     Section 4. Removal. Any officer may be removed from office at any time, with or without cause, by the board of directors whenever in its judgment the best interest of the corporation will be served thereby.

     Section 5. Vacancies. Any vacancy in an office resulting from any cause may be filled by the board of directors.

     Section 6. Powers and Duties. Except as hereinafter provided, the officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the board of directors.

     (a) Chairman of the Board. The chairman of the board shall be the chief executive officer of the corporation and shall preside at all meetings of the shareholders and the board of directors. Except where by law the signature of the president is required, the chairman shall possess the same power as the president to sign all certificates representing shares of the capital stock of the corporation and all bonds, mortgages and Other contracts requiring a seal, under the seal of the corporation.

     (b) Vice Chairman of the Board. The vice chairman of the board shall in the absence of the chairman of the board preside at all meetings of the shareholders and the board of directors, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     (c) President. The president shall be the chief operations officer of the corporation, and in the absence of the chairman of the board shall preside at all meetings of the shareholders and the board of directors. The president shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

     (d) Vice-President. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice presidents in the order designated, or in the absence of any designation, then in order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     (e) Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record of all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties four the standing committees when required. He shall give, or pause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board


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of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     (f) Assistant Secretary. The assistant secretary or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     (g) Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chairman of the board, the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     (h) Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     Section 7. Voting Securities of the Corporation. Unless otherwise ordered by the board of directors, the chairman of the board and the president shall each have full power and authority on behalf of the corporation to attend and to act and vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the corporation might have possessed and exercised if it had been present. The board of directors by resolution from time to time may confer like powers upon any other person or persons.


                                    ARTICLE V

                                   CERTIFICATE

     Section 1. Form of Certificate. Every holder of fully-paid stock in the corporation shall be entitled to have a certificate in such form as the board of directors may from time to time prescribe.



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     Section 2. Lost Certificates. The board of directors may direct that a new certificate be issued in place of any certificate theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 3. Transfers. (a) Transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his duly authorized attorney, or with a transfer clerk or transfer agent appointed as provided in Section 5 of this Article, and on surrender of the certificates for such shares properly endorsed and the payment of all taxes thereon.

     (b) The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.



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     (c) Shares of capital stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by separate written power of attorney to sell, assign and transfer the same, signed by the record holder thereof, or by his duly authorized attorney-in-fact, but no transfer shall affect the right of the corporation to pay any dividend upon the stock to the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the corporation as herein provided.

     (d) The board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these by-laws or the articles of incorporation, concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

     Section 4. Record Date. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 50 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders, the record date shall be at the close of business on the day next preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date is fixed for other purposes, the record date shall be at the close of business on the day next preceding the day on which the board of directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board of directors shall fix a new record date for the adjourned meeting.

     Section 5. Transfer Agent and Registrar. The board of directors may appoint one or more transfer agents or one or more transfer clerks and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

                                   ARTICLE VI

                               GENERAL PROVISIONS

     Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meetings, pursuant to law. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock, subject to the provisions of the articles of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 2. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

     Section 3. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal" and "Georgia". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. In the event it is inconvenient to use such a seal at any time, the signature of the corporation followed by the word "Seal" enclosed in parentheses shall be deemed the seal of the corporation.

     Section 4. Annual Statements. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the corporation shall prepare:

     (l) A balance sheet showing in a reasonable detail the financial condition of the corporation as of the close of its fiscal year, and

     (2) A profit and loss statement showing the results of its operations during its fiscal year. Upon written request, the corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.


                                   ARTICLE VII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1. Right of Indemnification and Standards of Conduct. Every person (and the heirs and legal representatives of such person) who is or was a director or officer of this corporation or any other corporation of which he served as such at the request of this corporation and of which this corporation directly or indirectly is a shareholder or creditor, or in which, or in the stocks, bonds, securities or other obligations of which it is in any way interested, may in accordance with Section 2 hereof be indemnified for any liability and expense that may be incurred by him in connection with or resulting from any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (whether brought by or in the right of this corporation or otherwise), or in connection with any appeal relating thereto, in which he may become involved, as a party or prospective party or otherwise, by reason of his being or having been a director of officer of this corporation or such other corporation, or by reason of any action taken or not taken in his capacity as such director of officer or as a member of any committee appointed by the board of directors of this corporation to act for, in the interest of, or on behalf of this corporation, whether or not he continues to be such at the time such liability or expense shall have been incurred; provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this corporation and, in addition, with respect to any criminal action or proceeding, did not have reasonable cause to believe that his conduct was unlawful. As used in this Article, the terms "liability" and "expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties, and amounts paid in compromise or settlement by a director of officer. The termination of any claim, action suit or proceeding, by judgment, order, compromise, settlement (with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director or officer did not meet the standards of conduct set forth in this Section.

     Section 2. Determination of Right of Indemnification. Every person (and the heirs and legal representatives of such person) referred to in Section 1 hereof who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described in Section 1 hereof shall be entitled to indemnification as of right without any further action or approval by the board of directors. Except as provided in the immediately preceding sentence, any indemnification under Section 1 next above shall be made at the discretion of this corporation, but only if (a) the board of directors, acting by majority vote of a quorum consisting of directors who were not parties to such claim, action, suit or proceeding, present or voting, shall find that the director or officer has met the standard of conduct set forth in Section 1 hereof, or (b) if no such quorum of the board exists, independent legal counsel selected by any Judge of the United States District Court for the Northern District of Georgia, at the request of either the corporation or the person seeking indemnification, shall deliver to the corporation their written opinion that such director or officer has met such standards, or (c) the holders of a majority of stock then entitled to vote for the election of directors shall determine by affirmative vote that such director or officer has met such standards.

     Notwithstanding the foregoing, no officer or director who was or is a party to any action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an officer or director of this or such other corporation shall be determined in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to this corporation unless and except to the extent that the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court shall deem proper.

     Section 3. Advance of Expenses. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Section 1 of this Article VII may be advanced by the corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to indemnification under this Article.

     Section 4. Rights of Indemnification Cumulative. The rights of indemnification provided in this Article VII shall be in addition to any rights to which any such director or officer or other person may otherwise be entitled under any by-law, agreement, vote of shareholders, or otherwise, and shall be in addition to the power of the corporation to purchase and maintain insurance on behalf of any such director or officer or other person against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, regardless of whether the corporation would have the power to indemnify him against such liability under this Article or otherwise.

     Section 5. Statement to Stockholders. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within 15 months from the date of such payment, send by first class mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the person paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

                                  ARTICLE VIII

                                   AMENDMENTS

     The board of directors shall have power to alter, amend or repeal the by-laws or adopt new by-laws by majority vote of all of the directors, but any by-laws adopted by the board of directors may be altered, amended or repealed and new by-laws adopted, by the shareholders by majority vote of all of the shares having voting power.